Exhibit 32.1

Certification Pursuant to 18 U.S.C. Section 1350

(as adopted pursuant to Section 906 of the Sarbanes−Oxley Act of 2002)

In connection with this quarterly report of Cirque Energy, Inc. (the “Company”) on Form 10−Q for the period ended September 30, 2014 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Joseph L. DuRant, Chief Executive Officer of the Company, and David W. Morgan, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes−Oxley Act of 2002, that, to our knowledge:

1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: February 10, 2015

/s/ Joseph L. DuRant

Joseph L. DuRant

Chief Executive Officer

(Principal Executive Officer)

/s/ David W. Morgan

David W. Morgan

Chief Financial Officer

(Principal Financial Officer)